Exhibit 10.3

PERFORMANCE GUARANTY

This PERFORMANCE GUARANTY (this “Agreement”) dated as of February 21, 2012, is between MYLAN INC., a Pennsylvania corporation (“Performance Guarantor”), and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as agent (“Agent”) on behalf of the Purchasers and other Secured Parties, from time to time, under the Receivables Purchase Agreement (as defined below) (each, including Agent, a “Beneficiary” and, collectively, the “Beneficiaries”). Capitalized terms used and not otherwise defined in this Agreement are used as defined in, or by reference in, the Receivables Purchase Agreement dated as of the date hereof among Mylan Securitization LLC (“Seller”), Mylan Pharmaceuticals Inc. (individually, “MPI”, and as initial servicer, “Servicer”), Agent, the various Purchasers from time to time party thereto, the various Purchaser Agents from time to time party thereto and LOC Issuers from time to time party thereto (the “Receivables Purchase Agreement”). The interpretive provisions set out in Appendix A of the Receivables Purchase Agreement shall be incorporated herein and applied in the interpretation of this Agreement.

Section 1. Undertaking. For value received by it and its Affiliates, Performance Guarantor hereby absolutely, unconditionally and irrevocably assures and undertakes (as primary obligor and not merely as surety) for the benefit of the Beneficiaries the due and punctual performance and observance by Originator, MPI and Servicer (and any of their respective successors and assigns in such capacity which is an Affiliate of or successor to Performance Guarantor) of all their respective covenants, agreements, undertakings and indemnities (including, in each case, those related to the breach by Originator, MPI or Servicer, as applicable, of its respective representations and warranties), whether monetary or non-monetary and regardless of the capacity in which incurred (including all of its payment, repurchase, Deemed Collection, indemnity and similar obligations), under the Transaction Documents (collectively, the “Guaranteed Obligations”), irrespective of: (A) the validity, binding effect, legality, subordination, disaffirmance, enforceability or amendment of, or waiver of compliance with, this Agreement, the Transaction Documents, or any related documents, (B) any change in the existence or structure of, or the bankruptcy or insolvency of, Seller, Originator, Servicer or any other Person, (C) any extension, renewal, settlement, compromise, exchange, waiver or release in respect of any Guaranteed Obligation (or any collateral security therefor, including the Collateral sold or contributed by such Originator under the Sale Agreement) or any party to this Agreement, the Transaction Documents or any related document, (D) the existence of any claim, set-off, counterclaim or other right that Performance Guarantor or any other Person may have against Seller, Originator, Servicer or any other Person, (E) any impossibility or impracticability of performance, illegality, force majeure, any act of Governmental Authority or any other circumstance that might otherwise constitute a legal or equitable discharge or defense available to, or provides a discharge of, Performance Guarantor, (F) any Law affecting any term of any of the Guaranteed Obligations, or rights of Agent or any other Beneficiary with respect thereto, (G) the failure by Agent or any Secured Party to take any steps to perfect and maintain perfected its interest in any Collateral or (H) any failure to obtain any authorization or approval from or other action by or to notify or file with, any Governmental Authority required in connection with the performance of the Guaranteed Obligations.

Without limiting the generality of the foregoing, Performance Guarantor agrees that if Originator, MPI or Servicer shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document, then Performance Guarantor will itself duly and punctually perform or observe or cause to be performed or observed such Guaranteed Obligations. Performance Guarantor hereby expressly waives diligence, presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that the Beneficiaries exhaust any right to take any action against Seller, Originator, MPI or Servicer or any other Person (including the filing of any claims in the event of a receivership or bankruptcy of any of the foregoing), or with respect to any collateral or collateral security at any time securing any of the Guaranteed Obligations, and hereby consents to any and all extensions of time of the due performance of any or all of the Guaranteed Obligations. Performance Guarantor agrees that it shall not exercise or assert any right which it may acquire by way of subrogation under this Agreement unless and until all Guaranteed Obligations shall have been indefeasibly paid and performed in full. Performance Guarantor also hereby expressly waives all other defenses it may have as a guarantor or a surety generally or otherwise based upon suretyship or impairment of collateral in connection with the Guaranteed Obligations whether in equity or at law. Performance Guarantor agrees that its obligations hereunder shall be irrevocable and unconditional. For the sake of clarity, and without limiting the foregoing, it is expressly acknowledged and agreed that the Guaranteed Obligations do not include the payment or guaranty of any amounts to the extent such amounts constitute recourse with respect to a Pool Receivable by reason of the bankruptcy or insolvency, or the financial or credit condition or financial default, of the related Obligor.

Section 2. Confirmation. Performance Guarantor hereby confirms that the transactions contemplated by the Transaction Documents have been arranged among Seller, Originator, MPI and Servicer and the Beneficiaries, as applicable, with Performance Guarantor’s full knowledge and consent. Performance Guarantor hereby confirms that it directly or indirectly owns through one or more subsidiaries 100% of the voting stock or membership interests of each of Originator, MPI and Servicer. Performance Guarantor agrees to notify each Beneficiary in the event that it ceases to directly or indirectly own 100% of the voting stock or membership interests of Originator, MPI and Servicer.

Section 3. Representations and Warranties. Performance Guarantor represents and warrants to each of the Beneficiaries as of the date hereof, and on the date of each Purchase and Reinvestment, as follows:

(i) Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the Laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and now has, all necessary power, authority and legal right to perform its obligations under this Agreement and the other Transaction Documents to which it is a party in any capacity, except where failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ii) Due Qualification. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(iii) Power and Authority; Due Authorization. It (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party in any capacity, (B) carry out the terms of and perform its obligations under this Agreement and the Transaction Documents to which it is a party and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party in any capacity.

(iv) Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by it when duly executed and delivered by it will constitute, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, and other similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at Law.

(v) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach or (without notice or lapse of time or both) a default under (A) its articles or certificate of incorporation or by-laws, or (B) any indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its material properties pursuant to the terms of any such indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument, to which it is a party or by which it or any of its properties is bound or (iii) violate any Law applicable to it of any Governmental Authority having jurisdiction over it or any of its properties; except with respect to any violation or default referred to in clauses (i)(B) or (iii) above, to the extent that such violation or default could not reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect.

(vi) No Proceedings. (i) No actions, suits or proceedings are pending or, to the best of its knowledge, threatened before, and no investigations, injunctions, decrees or other decisions have been issued or, to the best of its knowledge, will be issued by any Governmental Authority, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, other than the Disclosed Matters only if such Disclosed Matters could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect of the type described in clauses (a) through (c) of the definition thereof), and (ii) no threat by any Person has been made to attempt to (A) invalidate this Agreement or any other Transaction Document to which it is a party, (B) prevent the servicing of the Receivables or the consummation of the purposes of this Agreement or of any of the other Transaction Documents to which it is a party, and (C) obtain any injunction, decree or other decision against Seller, MPI, Servicer, Originator or Performance Guarantor that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (and solely with respect to this clause (C) and solely with respect to MPI, Servicer, Originator or Performance Guarantor, the Disclosed Matters and only if such Disclosed Matters could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect of the type described in clauses (a) through (c) of the definition thereof) or would prevent it from conducting its business operations related to the Receivables, its servicing of the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents to which it is a party.

(vii) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document to which it is a party or the transactions contemplated thereby, except for the filing of the UCC financing statements referred to in Article V of the Receivables Purchase Agreement, all of which, at the time required in such Article V, shall have been duly made and shall be in full force and effect.

(viii) Compliance with Law. It is in compliance with all applicable Law, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.

(ix) ERISA. Performance Guarantor and its respective ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA, and have not incurred any liability to the PBGC under Title IV of ERISA other than a liability for premiums under Section 4007 of ERISA. No steps have been taken by any Person to terminate any Plan the assets of which are not sufficient to satisfy all of its benefit liabilities under Title IV of ERISA.

Section 4. Covenants. Performance Guarantor covenants and agrees that, from the date hereof until all Guaranteed Obligations are indefeasibly paid and satisfied in full, it shall observe and perform all of the following covenants:

(i) Compliance with Laws, Etc. It shall comply with all applicable Laws with respect to it, except to the extent such non-compliance would not and could not reasonably be expected to have a Material Adverse Effect.

(ii) Preservation of Corporate Existence. It shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(iii) Mergers, Sales, Etc. It shall not undergo a Mylan Change of Control, or sell, lease or otherwise transfer all or substantially all of its assets to, any other Person.

(iv) Substantive Consolidation. It shall and shall cause Originator, Servicer and Seller (and any of their respective successors and assigns in such capacity which is an Affiliate of or successor to Performance Guarantor) to observe and comply with each of the separateness covenants described in Sections 7.6(a), 7.6(g) and 7.8 of the Receivables Purchase Agreement and Section 5.1(c) of the Sale Agreement, as applicable. Each such section is hereby incorporated herein by reference with respect to Performance Guarantor and, as such, shall apply to Performance Guarantor.

(v) Cooperation. It shall cooperate with Originator, Servicer, Seller, Agent and each other Beneficiary, as applicable, and the designated accountants or consultants with respect to each inspection and audit required or permitted to be undertaken pursuant to Sections 7.2(e) and 7.5(f) of the Receivables Purchase Agreement.

(vi) Reporting Requirements. It shall, unless Agent and each Purchaser Agent shall otherwise consent in writing, furnish to Agent and each Purchaser Agent each of the following:

(I) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarterly periods of each of its fiscal years, the unaudited consolidated balance sheets of Performance Guarantor and its consolidated Subsidiaries (including Servicer) as at the close of each such period and related statements of income and cash flows for Performance Guarantor and its consolidated Subsidiaries, in conformity with generally accepted accounting principles subject to normal year-end audit adjustments and the absence of footnotes, for the period from the beginning of such fiscal year to the end of such quarterly period, all certified by its chief financial officer.

(II) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Performance Guarantor, copies of the audited, unqualified, consolidated financial statements (which shall include balance sheets, statements of cash flows, operations, and stockholders equity) of Performance Guarantor and its consolidated Subsidiaries in conformity with generally accepted accounting principles, duly certified by Deloitte LLP or another nationally recognized firm of independent certified public accountants reasonably acceptable to Agent, with respect to such fiscal year (without a “going-concern” or like qualification or exception and without any qualification or exception as to the scope of such audit).

(III) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit 5.3 to the Sale Agreement signed by an authorized officer of Performance Guarantor and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

Financial statements shall be deemed to have been delivered if such statements and information shall have been posted by or on behalf of Performance Guarantor on its website or shall have been posted on IntraLinks or similar site to which all of the Agent and Purchaser Agents have been granted access or are publicly available on the SEC’s website pursuant to the EDGAR system.

For the avoidance of doubt, so long as Servicer’s financial statements are consolidated with those of Performance Guarantor at the time when each of the required reports and documents set forth in this Section 4(vi) is due to be delivered and Servicer has delivered such reports and documents in accordance with Section 7.5(a) of the Receivables Purchase Agreement or Section 5.3 of the Sale Agreement, Performance Guarantor shall not be required to deliver such reports and documents pursuant to this Section 4(vi).

Section 5. Miscellaneous. (a) Performance Guarantor agrees that any payments hereunder will be made in accordance with Section 3.3 of the Receivables Purchase Agreement.

(b) No amendment or waiver of any provision of this Agreement nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by the each of the Purchaser Agents, Agent and Performance Guarantor. No failure on the part of Agent or any other Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

(c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, the other Beneficiaries and their respective successors and assigns. The parties hereto may not assign, delegate or otherwise transfer any rights or obligations hereunder except to the extent of any assignment provided pursuant to Section 13.3 of the Receivables Purchase Agreement, and in any event, Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties hereunder without the prior written consent of Agent.

(d) THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

(e) EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

(f) EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

(I) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE

COURT, IN EITHER CASE SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OTHER TRANSACTION DOCUMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

(II) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

(g) Performance Guarantor agrees that it will from time to time, promptly at the request of Agent (for itself or on behalf of any other Beneficiary), provide information relating to the business and affairs of Performance Guarantor as Agent (for itself or on behalf of any other Beneficiary) may reasonably request. Performance Guarantor also agrees to do all such things and execute all such documents as Agent may reasonably consider necessary or desirable to give full effect to this Agreement and to perfect or preserve the rights and powers of Agent or any other Beneficiary hereunder or with respect hereto.

(h) The parties hereto hereby agree that any claim under this Agreement by any Beneficiary shall be made by Agent on such Beneficiary’s behalf.

Section 6. Termination and Performance Guaranty. (a) This Agreement and Performance Guarantor’s obligations hereunder shall remain operative and continue in full force and effect until the later of (i) the Final Payout Date, and (ii) such time as all Guaranteed Obligations are duly performed and indefeasibly paid and satisfied in full, provided, that this Agreement and Performance Guarantor’s obligations hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of Originator, MPI or Servicer or otherwise, as applicable, as though such payment had not been made or other satisfaction occurred, whether or not Agent or any of the Beneficiaries (or their respective assigns) are in possession of this Agreement. No invalidity, irregularity or unenforceability by reason of the Bankruptcy Laws or any insolvency or other similar Law, or any other Law or order of any Governmental Authority thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Agreement.

(b) This Agreement shall survive the insolvency of Originator, Servicer, Seller, any Beneficiary or any other Person and the commencement of any case or proceeding by or against Originator, Servicer, Seller or any other Person under any Bankruptcy Law. No automatic stay under any Bankruptcy Law with respect to Originator, Servicer, Seller or any other Person shall postpone the obligations of Performance Guarantor under this Agreement.

Section 7. Set-off. Each Beneficiary (and its assigns) is hereby authorized by Performance Guarantor at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) and other sums at any time held by, and other indebtedness at any time owing to, any such Beneficiary to or for the credit to the account of Performance Guarantor, against any and all Guaranteed Obligations of Performance Guarantor, now or hereafter existing under this Agreement.

Section 8. Entire Agreement; Severability. This Agreement and the Transaction Documents constitute the entire agreement of the parties hereto with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by Law or any other agreement, and this Agreement shall be in addition to any other guaranty of or Collateral security for any of the Guaranteed Obligations. The provisions of this Agreement are severable, and in any action or proceeding involving any state corporate or limited liability company law, or any Bankruptcy Law, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor’s liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or any Beneficiary, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9. Expenses. Performance Guarantor agrees to pay on demand to Agent and each Beneficiary, as applicable:

(a) all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of Agent or any Beneficiary in connection with the negotiation, preparation, execution and delivery of this Agreement and any amendment of or consent or waiver under this Agreement (whether or not consummated) including accountants’, auditors’, consultants’ and attorneys’ fees of single counsel (and, if necessary, one local counsel in each applicable jurisdiction and regulatory counsel), and expenses to any of such Persons and the fees and charges of any nationally recognized statistical rating agency or any independent accountants, auditors, consultants or other agents incurred in connection with any of the foregoing.

(b) all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of Agent or any Beneficiary in connection with the enforcement of, or any actual or claimed breach of, this Agreement, including accountants’, auditors’, consultants’ and attorneys’ fees and expenses (which for the avoidance of doubt shall not be limited to a single counsel, but shall be limited to a single counsel for each Purchaser

Group (and if necessary, one local counsel in each applicable jurisdiction and regulatory counsel)) to any of such Persons and the fees and charges of any nationally recognized statistical rating agency or any independent accountants, auditors, consultants or other agents incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement.

(c) all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement.

Section 10. Indemnities by Performance Guarantor. Without limiting any other rights which any Beneficiary may have hereunder or under applicable Law, Performance Guarantor agrees to indemnify and hold harmless each Beneficiary and each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, members, managers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each a “PG Indemnified Party”) forthwith and on demand from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses (including all filing fees, if any), including attorneys’, consultants’ and accountants’ fees and disbursements but excluding all Excluded Taxes incurred by any of them and arising out of, relating to or in connection with: (i) any breach by Performance Guarantor of any of its obligations or duties under this Agreement or any other Transaction Document to which it is a party in any capacity; (ii) the inaccuracy of any representation or warranty made by Performance Guarantor hereunder, under any other Transaction Document to which it is a party in any capacity or in any certificate or written statement delivered pursuant hereto or to any other Transaction Document to which it is a party in such capacity; (iii) the failure of any written information provided to any such PG Indemnified Party by, or on behalf of, Performance Guarantor, in such capacity, to be true and correct; (vi) any negligence or willful misconduct on Performance Guarantor’s part arising out of, relating to, in connection with, or affecting any transaction contemplated by this Agreement; or (v) the failure by Performance Guarantor to comply with any applicable Law, rule or regulation with respect to this Agreement, the transactions contemplated hereby, the Guaranteed Obligations or otherwise.

Section 11. Addresses for Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and, except for notices and other communications to Performance Guarantor, email communication) and shall be personally delivered or sent by express mail or courier or by certified mail, first class postage prepaid, or by facsimile, to the intended party at the address, facsimile number or email address of such party set forth in Schedule A of this Agreement or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received and (b) if transmitted by facsimile or email, when sent, receipt confirmed by telephonic or electronic means.

[Signatures Follow]

IN WITNESS WHEREOF, Performance Guarantor has executed this Agreement as of the date first written above.

MYLAN INC.

By:	/s/ Brian G. Byala
Name:	Brian G. Byala
Title:	Senior Vice President and Treasurer

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ACCEPTED AND ACKNOWLEDGED, as of the date first written above.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Agent on behalf of the Beneficiaries

By:	/s/ Van Dusenbury
Name:	Van Dusenbury
Title:	Managing Director

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SCHEDULE A

ADDRESSES FOR NOTICE

If to Performance Guarantor:

Mylan Inc.

1500 Corporate Drive

Canonsburg, PA 15317

Attn: Treasurer

Tel: (724) 514-1800

Fax: (724) 514-1871

If to Agent:

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

1251 Avenue of the Americas

New York, NY 10020

Attn: Securitization Group

Tel: (212) 782-4913

Fax: (212) 782-6998

Schedule A